Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500

One StarPoint

Stamford, CT 06902

United States

STARWOOD ANNOUNCES CASH TENDER OFFER AND CONSENT SOLICITATION

STAMFORD, Conn. (November 26, 2012) — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT), today announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase up to $515,000,000 aggregate principal amount (subject to increase by Starwood, the “Aggregate Maximum Tender Amount”) of its 7.875% Senior Notes due 2014 (CUSIP No. 85590AAM6) (the “2014 Notes”), 7.375% Senior Notes due 2015 (CUSIP No. 450912AC4 – ITT Corporation), 6.75% Senior Notes due 2018 (CUSIP No. 85590AAL8) and 7.15% Senior Notes due 2019 (CUSIP No. 85590AAN4) (collectively, the “Notes”), subject to the Maximum Tender Amount for each series of Notes set forth in the table below. In conjunction with the Tender Offer, Starwood has commenced a consent solicitation (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the indenture governing the 2014 Notes to reduce the minimum notice period prior to a redemption of the 2014 Notes from thirty days to three business days. The terms and conditions of the Tender Offer and Consent Solicitation are described in an offer to purchase and consent solicitation statement, dated November 26, 2012 (the “Statement”), and a related Letter of Transmittal and Consent. Starwood reserves the right, but is under no obligation, to increase the Aggregate Maximum Tender Amount or the Maximum Tender Amount with respect to any series of Notes without extending withdrawal rights except as required by law. The amounts of each series of Notes to be purchased may be prorated as set forth in the Statement.

			Dollars per $1,000 Principal Amount of Securities
Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration	Maximum Tender Amount
7.875% Senior Notes due 2014	85590AAM6	$499,000,000	$1,100.00	$30.00	$1,130.00	$325,000,000
7.375% Senior Notes due 2015	450912AC4 – ITT Corporation	$450,000,000	$1,143.75	$30.00	$1,173.75	$125,000,000
6.75% Senior Notes due 2018	85590AAL8	$400,000,000	$1,191.25	$30.00	$1,221.25	$40,000,000
7.15% Senior Notes due 2019	85590AAN4	$245,000,000	$1,202.50	$30.00	$1,232.50	$25,000,000

The Tender Offer and Consent Solicitation will expire at 12:00 midnight, New York City time, on December 21, 2012, unless extended or earlier terminated (the “Expiration Date”). The consideration for each $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be the applicable consideration for such series of Notes set forth in the table above (with respect to each series, the “Tender Offer Consideration”). Holders of Notes who validly tender (and do not withdraw) their Notes at or prior to 5:00 p.m., New York City time, on December 7, 2012 (the “Early Tender Date”) and whose Notes are accepted for purchase pursuant to the Tender Offer will receive the Tender Offer Consideration for such series, plus the applicable early tender premium set forth in the table above (the “Early Tender Premium” and, together with the Tender Offer Consideration, the “Total Consideration”). Holders of Notes tendering their Notes after the Early Tender Date will not be eligible to receive the Early Tender Premium.

All Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive the applicable consideration set forth in the table above, plus accrued and unpaid interest from the last interest payment date to, but not including, the applicable Settlement Date (as such term is defined in the Statement).

Tendered Notes may be withdrawn, and delivered Consents may be revoked, at any time at or prior to 5:00 p.m., New York City time, on December 7, 2012, unless extended by Starwood (the “Withdrawal Deadline”). Holders of Notes who tender their Notes and deliver their Consents after the Withdrawal Date, but on or prior to the Expiration Date, may not withdraw their tendered Notes or revoke their delivered Consents.

The consummation of the Tender Offer and Consent Solicitation is not conditioned upon any minimum amount of Notes being tendered, but is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Statement, including, among others, Starwood having raised funds through borrowings or issuances of debt in public or private markets, on terms reasonably satisfactory to Starwood, such that, together with cash on hand, such funds are sufficient to purchase all Notes validly tendered (and not validly withdrawn) and accepted for purchase by Starwood and to pay all fees and expenses in connection with the Tender Offer and Consent Solicitation. In addition, consent of the holders of at least a majority in principal amount of the outstanding 2014 Notes is required to authorize the Proposed Amendments.

Citigroup and BofA Merrill Lynch are the lead dealer managers and lead solicitation agents in the Tender Offer and Consent Solicitation. J.P. Morgan is the co-dealer manager and co-solicitation agent in the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offer and Consent Solicitation. Persons with questions regarding the Tender Offer and Consent Solicitation should contact Citigroup at (toll-free) (800) 558-3745 or (collect) (212) 723-6106, BofA Merrill Lynch at (toll-free) (888) 292-0700 or (collect) (980) 387-3907 or J.P. Morgan at (toll-free) (866) 834-4666 or (collect) (212) 834-4811. Requests for copies of the Statement, related Letter of Transmittal and Consent and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 294-2200 or (collect) (212) 430-3774.

None of Starwood or its affiliates, its board of directors, the dealer managers and solicitation agents, the depositary, the information agent or the trustee with respect to each series of the Notes, makes any recommendation as to whether holders of the Notes should tender their Notes or deliver their Consents. The Tender Offer and Consent Solicitation are made only by the Statement and the accompanying Letter of Transmittal and Consent. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of Starwood by the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Starwood Hotels & Resorts Worldwide, Inc.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,128 properties in nearly 100 countries and approximately 154,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft® and ElementSM. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, please visit www.starwoodhotels.com.

Forward Looking Statements

This communication contains forward-looking statements relating to the terms, timing and potential source of funding of the Tender Offer and Consent Solicitation, as well as Starwood’s ability to implement its strategic and business initiatives. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Additional risks and factors are identified in Starwood’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2011, which is available on the SEC’s website at http://www.sec.gov. Starwood undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.